Exhibit 3.257

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NWMC - WINFIELD ER PHYSICIANS, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2011, AT 12:48 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5073104 8100 111245154 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9192074 DATE: 12-01-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:02 PM 12/01/2011
FILED 12:48 PM 12/01/2011
SRV 111245154 – 5073104 FILE

CERTIFICATE OF FORMATION

OF

NWMC– WINFIELD ER PHYSICIANS, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                          The name of the limited liability company is NWMC – Winfield ER Physicians, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 30th day of November, 2011

/s/ Christy S. Green
Christy S. Green
Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NWMC - WINFIELD ER PHYSICIANS, LLC”, CHANGING ITS NAME FROM “NWMC - WINFIELD ER PHYSICIANS, LLC” TO “NWMC - WINFIELD HOSPITALIST PHYSICIANS, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 2012, AT 12:35 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5073104 8100 120003140 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9272141 DATE: 01-04-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:19 PM 01/03/2012
FILED 12:35 PM 01/03/2012
SRV 120003140 - 5073104 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

NWMC - Winfield ER Physicians, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

Paragraph 1 is hereby deleted in its entirety and replaced with the following:

1. The name of the limited liability company is NWMC - Winfield Hospitalist Physicians, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of December, A.D, 2011.

By:	/s/ Christy S. Green
Authorized Person(s)

Name:	Christy S. Green
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